EXHIBIT 3.3

                            State of Delaware
                                                       PAGE 1
                    Office of the Secretary of State
                    --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AAE EDUCATION CORPORATION", CHANGING ITS NAME FROM "AAE EDUCATION CORPORATION" TO "N-GEN SOLUTIONS.COM, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JANUARY, A.D. 2000, AT 11:30 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.










                                   /s/ EDWARD J. FREEL
                         SEAL      -----------------------------------
                                   Edward J. Freel, Secretary of State
2919877   8100
                                   AUTHENTICATION:   0210290
001030644                                    DATE:   01-21-00

                       CERTIFICATE OF AMENDMENT TO
                                   THE
                      CERTIFICATE OF INCORPORATION
                                   OF
                        AAE EDUCATION CORPORATION

     Allan R. Short and Michael V. Schranz hereby certify that:

     1. They are the President and Secretary, respectively, of AAE Education Corporation, a Delaware corporation (the "Company").

     2. The Certificate of Incorporation of the Company is hereby amended as set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

     3. Such amendments have been duly approved by the Board of Directors of this Company.

     4. Such amendments have been duly approved by the Company's shareholders in accordance with Section 242 of the Delaware General Corporation Law. The total number of outstanding shares of common stock of the Company is 4,750,000. The number of shares approving the amendment equaled or exceeded that required. The percentage approval required was more than 50% of the outstanding shares of common stock. There are no shares of preferred stock issued and outstanding.

The undersigned further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of their own knowledge.

Executed at Denver, Colorado, on January 19, 2000.



                                   /s/ ALLAN R. SHORT
                                   ------------------------------------
                                   Allan R. Short, President



                                   /s/ MICHAEL V. SCHRANZ
                                   ------------------------------------
                                   Michael V. Schranz, Secretary




                                           STATE OF DELAWARE
                                           SECRETARY OF STATE
                                        DIVISION OF CORPORATIONS
                                        FILED 11:30 AM 01/20/2000
                                           001030644 - 2919877

                                EXHIBIT A

                            AMENDMENTS TO THE
                      CERTIFICATE OF INCORPORATION
                                   OF
                        AAE EDUCATION CORPORATION


     Article FIRST of the Certificate of Incorporation of AAE Education Corporation shall be amended by replacing it in its entirety with the following:

     FIRST:    The name of the corporation is n-Gen Solutions.com, Inc.

     Article THIRD: (a) of the Certificate of Incorporation of AAE Education Corporation shall be amended by replacing it in its entirety with the following:

     THIRD:    (a) The aggregate number of shares which the corporation
shall have the authority to issue is 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The common stock shall have a par value f $0.0001 per share and the preferred stock shall have a par value of $0.0001 per share.

     Article THIRD (b) of the Certificate of Incorporation of AAE
Education Corporation shall be amended by replacing it in its entirety with the following:

     (b) COMMON STOCK. The shares of the class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Delaware General Corporation Law. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

     Each common shareholder of record shall have one vote for each share of stock standing in his or her name on the books of the corporation. Cumulative voting shall not be permitted in the election of directors or otherwise.

     Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.